Exhibit 99.1

Brownie’s Marine Group’s BLU3, Inc teams up with Team ECCO

Pompano Beach, FL, May 11, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced that their subsidiary, BLU3, Inc. has established a working partnership with Aquarium and Shark Lab by Team ECCO, in Hendersonville, North Carolina.

“We are proud to have partnered up with Team ECCO in their mission to introduce and educate children and adults in Western North Carolina to the ocean and its inhabitants. We believe that their mission directly aligns with ours, to expose as many people as possible to the beauty and life of the underwater world and help fuel the desire to protect the most abundant ecosystem on the planet.” Says Blake Carmichael, CEO of BLU3, Inc.

Blake continued “Team ECCO has come up with some creative ideas to use the Nemo in their educational program, and we can’t wait to see what they come up with next. BLU3, Inc. is actively seeking additional partnerships of this type to help further marine education, and we look forward to establishing a partnership program to do just that.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

About Aquarium and Shark Lab by Team ECCO

Team ECCO is a 501C3 organization, and was founded in 2001 as a grassroots ocean learning program to reach youth and adults in Western North Carolina. Their first classroom was established in 2009 in a simple 800 sq. foot room with space for small classes. In 2011, they opened the first inland aquarium in Hendersonville, North Carolina: the Team ECCO Ocean Center & Aquarium.

In 2018 they re-branded and became the Aquarium & Shark Lab by Team ECCO. Their Aquarium is home to over 275 fish, invertebrates, reptiles, and salamanders. There are two dozen exhibits, including a new 2,000-gallon shark study tank.

For more information about Aquarium & Shark Lab by Team ECCO, please visit: www.teamecco.org

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com